                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY
                        7650 EDINBOROUGH WAY, SUITE 400
                           MINNEAPOLIS, MN 55435-5978

                          ---------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          ---------------------------

To The Class A Stockholders of
MIDWEST MEDICAL INSURANCE HOLDING COMPANY

     A special meeting of the stockholders of Midwest Medical Insurance Holding Company will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439 on June 23, 2000, at 9:00 a.m., for the purpose of considering and voting upon the following matters:

     1. Adoption of an amendment to the Restated Articles of Incorporation to authorize the Board of Directors to create additional classes of stock.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The directors have fixed the close of business on April 30, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting.
                                          By Order of the Board of Directors

                                          /s/ ANDREW J.K. SMITH, M.D.
                                          --------------------------------------
                                          Andrew J.K. Smith, M.D.
                                          Chairman of the Board

Minneapolis, Minnesota
May 8, 2000
                   Please sign the enclosed form of proxy and
             mail it promptly. You may nevertheless vote in person
                         if you do attend the meeting.

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY
                        7650 EDINBOROUGH WAY, SUITE 400
                           MINNEAPOLIS, MN 55435-5978

                          ---------------------------

                                PROXY STATEMENT
                                  MAY 8, 2000

                          ---------------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of Midwest Medical Insurance Holding Company, in connection with the special meeting of the stockholders of Midwest Holding to be held June 23, 2000, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of the special meeting. This solicitation is being made by United Parcel Services and may also be made by directors, officers and employees of Midwest Holding. Any proxy given pursuant to such solicitation may be revoked by the stockholder by communication in writing to Midwest Holding at any time prior to exercise of the proxy. Proxies may also be revoked by delivery of a later dated proxy or by voting in person. Shares represented by Proxies will be voted as specified in such Proxies. Proxies and stockholder votes at the meeting will be tabulated by officers of Midwest Holding.

     All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Midwest Holding. Midwest Holding may reimburse custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock. It is anticipated that these proxy materials will be mailed to the stockholders on or about May 8, 2000.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders of Midwest Holding intending to be presented at Midwest Holding's next meeting of stockholders must be received by the Chairman of Midwest Holding at the above address within a reasonable time before the meeting. No annual or special meetings are now scheduled or anticipated to be held.

                               OUTSTANDING STOCK

     Class A common stock, $.01 par value, of which there were 122,734 shares outstanding on the record date held by 3,428 shareholders, constitutes the only class of outstanding voting securities issued by Midwest Holding entitled to vote at this meeting. Each stockholder will be entitled to cast one vote in person or by proxy regardless of the number of shares of Class A shares held by him or her. Only stockholders of record at the close of business on April 30, 2000, will be entitled to vote at the meeting. The Class A shares do not have cumulative voting rights.

                           DIRECTORS' SHARE OWNERSHIP

     The names and ages of the directors of Midwest Holding, the year each first became a director, and the number of Class A shares owned by each as of December 31, 1999, are as follows:

                                                                                           CLASS A
                                                                                           COMMON
                                           DIRECTOR                                        SHARES
NAME                                AGE     SINCE      PRINCIPAL OCCUPATION                 OWNED
----                                ---    --------    --------------------                -------
MICHAEL ABRAMS....................  38     1996        Exec V.P. Iowa Medical Society      --
JOHN R. BALFANZ, M.D..............  54     1995        Physician                           16
GAIL P. BENDER, M.D...............  52     1996        Physician                           25
JAMES R. BISHOP, M.D..............  58     1994        Physician                           --
DAVID P. BOUNK....................  53     1995        President and CEO                   --
THOMAS C. EVANS, M.D..............  44     1999        Physician                           30
ROGER L. FRERICHS, M.D............  60     1988        Surgeon                             92
RICHARD GEIER, JR., M.D...........  59     1995        Physician                           28
ANTHONY C. JASPERS, M.D...........  52     1996        Physician                           54
RUSSEL J. KUZEL, M.D..............  47     1997        Physician                           29
WAYNE F. LEEBAW, M.D..............  56     1994        Physician                           26
MARK O. LIABOE, M.D...............  46     1999        Physician                           7
STEVEN A. MCCUE, M.D..............  58     1995        Physician                           133
HAROLD W. MILLER, M.D.............  52     1996        Physician                           29
ANTON S. NESSE, M.D...............  61     1989        Radiologist                         56
MARK D. ODLAND, M.D...............  47     1996        Physician                           94
G. WILLIAM ORR, M.D...............  64     1996        Physician                           57
PAUL S. SANDERS, M.D..............  55     1984        CEO-MN Medical Assoc                --
RICHARD D. SCHMIDT, M.D.
  Secretary.......................  56     1990        Physician                           158
JUDITH F. SHANK, M.D..............  57     1999        Physician                           16
ANDREW J. K. SMITH, M.D.
  Chairman of Board...............  57     1990        Neurological Surgeon                --
G. DAVID SPOELHOF, M.D............  46     1989        Physician                           51
TOM D. THROCKMORTON, M.D..........  54     1997        Physician                           76
R. BRUCE TRIMBLE, M.D.
  Vice Chair of Board.............  59     1993        Physician                           --

     As of December 31, 1999, the directors of Midwest Holding, as a group, owned 977 Class A shares, or less than one percent of the total Class A shares outstanding as of such date. No executive officer owned any Class A shares as of such date, and Midwest Holding has no 10% shareholders.

     All of the directors have been principally engaged in the practice of medicine for more than five years, except for Dr. Sanders who has been the Executive Vice President of the Minnesota Medical Association since 1990, Michael Abrams who has been the Executive Director of the Iowa Medical Society since 1996, and David P. Bounk who has been President and CEO of Midwest Holding since 1991. Prior to 1996, Michael Abrams was Director, Government Relations of the Indiana Medical Association for nine years.

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

     The proposed amendment to Midwest Holding's Restated Articles of Incorporation would authorize the Board of Directors to create additional classes of stock. Under Minnesota law, the Board can create new classes of stock, and determine their rights and preferences, only if authorized to do so in a corporation's articles of incorporation. Midwest Holding's Restated Articles of Incorporation do not currently give the Board this authority.

     The immediate purpose of this amendment is to allow the Board to create the class of Class C common stock to be exchanged for Class A shares in the exchange offer described in the offering circular enclosed with this proxy statement. For more information regarding the terms of the exchange offer, please refer to the offering circular. However, if this amendment passes, the Board will also be authorized to create and issue other classes of common or preferred stock in the future as the need arises. The Board does not currently have any specific intentions or plans to create any classes of stock other than the Class C shares, nor does it have any current intention to enter into any mergers, acquisitions or other transactions. Furthermore, the Board could not create another class which would adversely affect the rights of Class A or Class C shareholders without first obtaining the consent of those shareholders as a class. It is common for companies to grant this authority to the Board in order to facilitate the Board's management of the company and its business.

     Shareholders should carefully consider the relationship between the proposed Amendment and the exchange offer described in the offering circular. Completion of the exchange offer is contingent upon passage of this Amendment to Midwest Holding's Restated Articles of Incorporation. The exchange offer cannot be consummated unless the amendment allowing the Board to create the Class C shares is adopted, because the proposed Class C shares will be issued in exchange for the outstanding Class A shares. If this amendment does not pass, the exchange offer will be withdrawn and Class A shareholders will not receive the exchange offer consideration (one Class C share per shareholder plus $66 in cash for each Class A share). Therefore, shareholders who wish to participate in the exchange offer are strongly encouraged to vote FOR this amendment, since it will not be possible to accept the exchange offer, and receive the exchange offer consideration, if this amendment is not adopted.

     For these reasons, the Board of Directors, at a meeting held on October 27, 1999, unanimously approved the proposed amendment, and the Board of Directors unanimously recommends that the shareholders of Class A shares vote FOR the proposed Amendment.

     In order to approve the Amendment, a majority of all holders of Class A shares must vote for approval, and at least two-thirds of all of the holders of Class A shares voting must vote for approval. Abstention, or a failure to return the proxy or vote at the meeting, will therefore have the effect of a vote against the Amendment. Proxies which are returned signed without indicating how they should be voted, will be voted FOR the Proposed Amendment.

                           DESCRIPTION OF SECURITIES

     Description of Class A Common Stock. Class A shares may be owned by individual physicians or by individual physicians jointly with the legal entities in which they practice. In the latter case the shares can be voted only by the physicians, although they have the right to grant proxies. No certificates are issued. Each individual holder of shares has only one vote, regardless of the number of shares that he or she owns. Holders of shares have the right to vote on all corporate matters except for the election of members of the Board of Directors of Midwest Holding. This right has been granted to the Minnesota Medical Association, the holder of the sole authorized and outstanding Class B share. The Minnesota Medical Association has agreed to elect the directors nominated by a committee of the Board of Directors. See "Description of Class B Common Stock."

     As long as the Class B share remains outstanding, the holders of these Class A shares may, at any time, cause Midwest Holding to redeem the Class B share at par value ($1,000), and thereby gain the right to elect directors. This requires the vote of two-thirds of the Class A shareholders who vote on the question, who must also be a majority of the Class A shareholders.

     These shares are restricted shares that cannot be transferred or sold to any person other than Midwest Holding. Midwest Holding must redeem these shares when a physician insured by Midwest Medical terminates his or her insurance coverage for any reason. The redemption price will be the net book value of Midwest Holding, excluding the net book value of Midwest Medical, which is Midwest Holding's primary asset. By excluding the value of Midwest Medical from the calculation of the redemption price, Midwest Medical's capital and surplus will be preserved. The redemption amount thus reflects primarily Midwest

Holding's net income from operations, which is primarily management fees paid by Midwest Medical, earnings on investments, and any dividends paid by Midwest Medical to Midwest Holding. Other terms and conditions of the redemption are established by the board of directors of Midwest Holding.

     Holders of these shares will share in any remaining assets upon liquidation of Midwest Holding proportionately on the basis of the number of shares held by each shareholder. All of the assets of Midwest Holding will be included, including Midwest Medical if Midwest Medical remains a subsidiary of Midwest Holding at the time of liquidation. In the event of any merger, sale of all or substantially all of the assets, or other extraordinary event, any consideration payable to holders of these shares will reflect their full value and will not be limited to the redemption amount.

     These shares do not entitle shareholders to preemptive rights or cumulative voting, and no assignment or other transfer is permitted. Shareholders are permitted to enter into voting agreements and appoint proxies to vote the shares, and are permitted to assign their rights to the proceeds from any redemption of the shares.

     There is no market for these shares, and it is not anticipated that there ever will be a public or private market in which these shares are traded. Therefore, all holders of these shares must expect to retain them until they cease to be insured by Midwest Medical. Midwest Holding has never paid a dividend, nor does it intend to within the foreseeable future. If it ever does, shareholders will have the right to receive that dividend.

     Purchasers of insurance from Midwest Medical accrue and are issued additional shares pursuant to the allocation schedule for each day they remain insured with Midwest Medical. New purchasers of insurance of Midwest Medical are not issued shares until they have been insured by Midwest Medical for five years, and all rights will be forfeited if insurance coverage is not continuous for five years. This limitation does not apply to Nebraska physicians who were insured by Medical Liability Mutual Insurance Company of Nebraska when it was merged with Midwest Medical. The allocation schedule has been modified since 1988 and Midwest Holding reserves the right to modify it in the future.

     As of March 31, 2000, there were 122,734 Class A shares outstanding held by 3,428 physicians; 2,896 additional physicians have accrued the right to receive 14,529 additional shares upon completion of the five-year vesting period.

     Description of Class B Common Stock. The holder of the one Class B share authorized by Midwest Holding's Articles of Incorporation is the Minnesota Medical Association. The Class B share has no rights or preferences other than the right to elect the members of the Board of Directors of Midwest Holding. This right also gives the Minnesota Medical Association the effective right to elect the Board of Directors of Midwest Medical, since the Bylaws of both corporations provide that each member of the Board of Directors of Midwest Medical will be a member of the Board of Directors of Midwest Holding, and the Minnesota Medical Association and Midwest Holding have entered into an agreement to exercise their respective voting rights to elect the same persons to the Board of Directors of Midwest Holding and Midwest Medical. A nominating committee of Midwest Holding nominates persons to be elected as members of the Board of Directors, and the Midwest Medical Association has agreed to elect these persons to the Board of Directors.

     The Class B share is currently held in a voting trust which requires the trustee to vote the share for the election of at least two Iowa directors nominated by the Iowa Medical Society.

     Description of Class C Common Stock. The Class C shares will have terms and conditions identical with the Class A shares, except as follows:

     - The Class C shareholders will have the same rights in the case of any liquidation, sale or similar transaction as they would if they had remained Class A shareholders. However, Class C shareholders will not accrue additional shares, and therefore the following provisions are required to ensure that Class C shareholders continue to maintain their interest in Midwest Holding in the event of such a transaction. The result is that each Class C shareholder will participate in any such transaction to the same extent as if they had remained Class A shareholders, and will receive credit in the calculations for having been a Class A shareholder. Importantly, shareholders will continue to have the right to receive all of the value of Midwest Holding if such a transaction occurs.

             In order to achieve this equivalent treatment, the Class C share provides that, if Midwest Holding engages in (i) any merger or consolidation with or into, or acquisition by, another corporation, (ii) the exchange of one or more classes or series of shares of the corporation for shares of one or more other corporations, (iii) the liquidation or voluntary dissolution of the corporation, or similar transaction or event involving the corporation (a "Transaction"), the Class A shares and the Class C shares will share the total consideration from any Transaction ("Transaction Consideration") as follows:

           1. Each Class A shareholder will be allocated "Distribution Units" equal to the number of Class A shares held on the date of a Transaction;

           2. Each Class C shareholder will be allocated Distribution Units for each year of continuous qualifying coverage (pro-rated for periods less than a year) by Midwest Medical prior to the Transaction as determined by application of Board policies, based upon the underwriting risk classifications used by Midwest Medical. This is intended to be equivalent to the allocation schedule used in issuance of Class A shares;

           3. The total Distribution Units allocated to Class A and Class C shareholders will be determined; and

           4. Each Class A or Class C shareholder will receive, respectively, a percentage of the total Transaction Consideration equal to the percentage of the total Distribution Units represented by the Distribution Units allocated to that shareholder in subsection 1 or subsection 2 above.

     - Midwest Holding will redeem all Class C shares held by an individual physician or jointly held by such physician and his or her medical practice group or clinic, upon the expiration or termination for any reason of the professional liability insurance policy issued by Midwest Medical insuring such physician. No payment will be made upon this redemption.

     -  Issuance of Class C shares will not be subject to a vesting requirement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Annual Report on Form 10-K for the year ended December 31, 1999, SEC File Number 0-21230., which Midwest Holding has previously filed with the Securities and Exchange Commission, proxy is specifically incorporated into this proxy statement by reference.

     Copies of the Form 10-K may be obtained, free of charge, by contacting Mr. Niles Cole, Chief Financial Officer, Midwest Medical Insurance Holding Company, 7650 Edinborough Way, Suite 400, Minneapolis, MN 55435-5978 (612) 838-6700.

                                 OTHER MATTERS

     As of the date of this statement, management of Midwest Holding has no knowledge of any other business which will be presented for consideration at the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                            Exhibit to Schedule 14A

                         Consent of Independent Auditor

     We consent to the incorporation by reference in the Proxy Statement of Midwest Medical Insurance Holding Company related to a special meeting of stockholders of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota
April 26, 2000

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY
                        7650 EDINBOROUGH WAY, SUITE 400
                          MINNEAPOLIS, MINNESOTA 55435
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David P. Bounk and Andrew J.K. Smith, or either of them, with full powers of substitution, as proxies, to vote as indicated below on behalf of the undersigned at the special meeting of the shareholders of Midwest Medical Insurance Holding Company to be held on June 23, 2000, at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439, or any adjournment thereof.

     1. Proposal to amend the Restated Articles of Incorporation to authorize the Board of Directors to create additional classes of stock.

             [ ] Approve           [ ] Disapprove          [ ] Abstain

     2. With discretionary authority to vote with respect to any other business as may properly come before the meeting or any adjournment or adjournments thereof.

             [ ] Approve           [ ] Disapprove          [ ] Abstain

     This proxy, when property executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY MAY BE WITHDRAWN BY THE UNDERSIGNED AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

     Please sign exactly as name appears below. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated:  , 2000

                                          --------------------------------------
                                                        Signature